Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), effective as of March 7, 2011 (the “Effective Date”), is between ORIENT PETROLEUM AND ENERGY, INC. (the “Company”), a Nevada corporation, and STEVEN SHIXIAN WANG (the “Executive”). Unless otherwise specified, capitalized terms used in this Agreement are defined in Section 22.

1.           Term of Employment – At Will. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, at will with no fixed termination date and terminable by either party at any time for any or no reason.

2.           Duties and Responsibilities. During his employment, Executive shall serve as the Company’s Chief Financial Officer and shall perform the customary duties of such position and such other duties as may be reasonably assigned to Executive by the Board and shall exercise such supervision and powers over and with regard to the business of the Company customarily associated with such position. Executive shall be based in Northridge, California, although the parties understand that reasonable travel shall be required in the performance of Executive’s duties under this Agreement. Executive shall devote Executive’s full and exclusive business time (as opposed to personal time), energy, and ability to the business of Company, and shall perform Executive’s duties faithfully and in compliance with the law. Executive shall not serve as the Chief Financial Officer or perform duties customary of such position for any other Public Company, provided that subject to the approval of the Board (which shall not be unreasonably withheld, but may be reasonably reviewed from time to time and withdrawn based on such reasonable review), it shall not be a violation of this Agreement for Executive to serve on other corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions and manage personal investments. If Executive’s employment with the Company terminates for any reason, Executive shall immediately resign all positions that Executive then holds with the Company or any of its Affiliates. If Executive fails to so resign, the Board shall thereupon have the right to remove Executive from all such positions without further action or notice.

3.           Compensation and Benefits.

(a)           Base Salary. During Executive’s employment, Executive’s annual base salary (“Base Salary”) shall be $100,000, payable on a monthly basis at the end of each month commencing March 31, 2011, except that Executive agrees and acknowledges that the Base Salary for the period from the Effective Date until the first anniversary thereof shall include any and all compensation owing to him, if any, for any and all consulting services provided by Executive to the Company Group through the Effective Date. The Base Salary shall be subject to review at least annually and may be increased (but not decreased) by the Committee in its sole discretion. Notwithstanding the foregoing, Executive’s Base Salary may be decreased in accordance with a uniform reduction in base salaries applicable to all senior executives of the Company.

(b)           One-time Equity Grant. As an inducement for Executive to enter into this Agreement, Executive shall receive, on March 7, 2011 (the “Grant Date”), a one-time grant of 10,000 restricted shares of the Company’s common stock, par value $.001 per share (the “Grant”), subject to terms of the restricted stock agreement in the form attached as Exhibit A.

(c)           Business Expenses. The Company shall reimburse Executive for such reasonable travel and other business expenses incurred by Executive during his employment, upon presentation by Executive of such documentation and records as the Company shall from time to time require, , provided that such expenses are incurred in the performance of Executive’s duties to the Company under this Agreement and are incurred for business reasons and accounted for in accordance with the Company’s policy.

(d)           Indemnification. Executive shall be entitled to indemnification in accordance with the Indemnification Agreement in the form attached as Exhibit B, provided Executive executes the Indemnification Agreement no later than the Effective Date.

4.           Termination of Employment. Executive’s employment with the Company is at will, and may be terminated by either party without any breach of this Agreement at any time for any or no reason upon 30 days’ prior written notice to the other party.

5.           Compensation After Termination of Employment. Upon termination of Executive’s employment under this Agreement, the Company shall pay Executive (or such payee as Executive designates in writing or Executive’s estate) any Base Salary for services rendered to the date of termination and any accrued but unpaid expenses required to be reimbursed under this Agreement. Executive’s rights with respect to the Grant at the time of termination shall be determined and paid in accordance with the terms of the restricted stock agreement in the form attached as Exhibit A.

6.           Survival. The termination of Employee’s employment shall not impair the rights or obligations of any party to this Agreement which shall have accrued under this Agreement prior to such termination.

7.           Restrictive Covenants.

(a)           Confidentiality. During and after Executive’s employment, Executive shall not use or disclose to any individual or entity any Confidential Information except (A) in the performance of Executive’s duties for the Company, (B) as authorized in writing by the Company, or (C) as required by law, so long as prior written notice of such required disclosure is delivered to the Company and all reasonable efforts to preserve the confidentiality of such information shall be made. “Confidential Information” means all secret or confidential information, knowledge, or data relating to the Company and all of its subsidiaries, partnerships, joint ventures, limited liability companies, and other Affiliates (the “Company Group”) (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, intellectual property, research secret data, costs, names of users or purchasers of their respective products or services, business methods, operating or manufacturing procedures, or programs or methods of promotion and sale) that Executive has obtained or obtains during Executive’s employment and that is not public knowledge (other than as a result of Executive’s violation of this Section 7(a)).

(b)           No Conflict of Interest. During Executive’s employment, Executive shall not engage in any work, paid or unpaid, that creates an actual conflict of interest with the Company Group. Such work shall include, but is not limited to, directly or indirectly competing with the Company Group in any way, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which the Company Group is now engaged or in which the Company Group becomes engaged during Executive’s employment. If the Company reasonably determines such a conflict exists during Executive’s employment, the Company may ask Executive to choose to discontinue the other work or resign employment with Company without Good Reason. In addition, Executive agrees not to refer any client or potential client of the Company Group to competitors of the Company Group, without obtaining Company’s prior written consent, during Executive’s employment.

(c)           Non-Solicitation. Executive understands and agrees that significant information regarding the Company Group’s employees and customers is treated as confidential and constitutes trade secrets. As such, during Executive’s employment and for a period of two years thereafter, Executive agrees not to, directly or indirectly, separately or in association with others, use any Confidential Information to interfere with, impair, disrupt or damage the Company Group’s relationship with any of its customers or prospective customers. During Executive’s employment and for a period of two years thereafter, Executive further agrees not to, directly or indirectly, separately or in association with others, damage the Company Group’s relationships with its employees by soliciting such employees to leave the employ of the Company Group.

(d)           Non-Disparagement. During and after Executive’s employment, Executive shall not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of the Company Group, as well as Company Group’s employees, officers, directors, agents, successors and assigns.

(e)           Inventions. All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by Executive, whether alone or jointly with others, from the Effective Date and continuing until the end of any period during which Executive is employed by the Company Group, relating or pertaining in any way to Executive’s employment with or the business of the Company Group (each, an “Invention”), shall be promptly disclosed in writing to the Secretary of the Company and are hereby transferred to and shall redound to the benefit of the Company and shall become and remain its sole and exclusive property. Executive agrees to execute any assignment to the Company or its nominee, of Executive’s entire right, title and interest in and to any Invention and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents, trademarks or copyrights, at the expense of the Company, with respect thereto in the United States and in all foreign countries, that may be required by the Company. Executive further agrees, during and after Executive’s employment, to cooperate to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secrets, processes, discoveries or improvements covered by this covenant, but all necessary expenses thereof shall be paid by the Company.

(f)           Acknowledgment and Enforcement. Executive acknowledges and agrees that (i) the purpose of the foregoing covenants is to protect the goodwill, trade secrets, and Confidential Information of the Company Group; (ii) because of the nature of the business in which the Company Group is engaged and because of the nature of the Confidential Information to which Executive has access, the Company Group would suffer irreparable harm and it would be impractical and excessively difficult to determine the actual damages of the Company Group in the event Executive breached any of the covenants of this Section 7; and (iii) remedies at law (such as monetary damages) for any breach of Executive’s obligations under this Section 7 would be inadequate. Executive therefore agrees and consents that (I) if Executive commits any breach of the covenant under Section 7(b) and the Company does not ask Executive to choose to discontinue the other work or forfeit the remaining severance benefits as allowed under Section 7(b), or (II) if Executive commits any breach of a covenant under this Section 7 or threatens to commit any such breach at any time, the Company shall have the right (in addition to, and not in lieu of, any other right or that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

(g)           Effect of Termination of Employment. Notwithstanding the provisions of Section 4(e) of this Agreement, the period of Executive’s employment for purposes of determining the applicability of the restrictions contained in Section 7 of this Agreement shall include the period during which Executive consulted for the Company prior to the Effective Date as well as any period during which Executive is employed by the Company’s successors or assigns. Upon termination of employment, as defined herein and for whatever cause, Executive shall immediately deliver to the Company or its successors or assigns, all Company property, including without limitation all Confidential Information as defined above.

8.           Cooperation Following Termination of Employment. Executive agrees that, for five years following termination of employment for any reason, Executive shall assist and cooperate with the Company with regard to any matter or project in which Executive was involved during Executive’s employment, including but not limited to any litigation that may be pending or arise after such termination of employment. Further, Executive agrees to notify the Company at the earliest reasonable opportunity of any contact that is made by any third parties concerning any such matter or project. The Company shall not unreasonably request such cooperation of Executive and shall cooperate with Executive in scheduling any assistance by Executive taking into account and not unreasonably interfering with Executive’s business and personal affairs and shall reasonably compensate Executive for any time spent or expenses associated with such cooperation and assistance.

9.           Withholding of Taxes. The Company shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

10.           Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Company, Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. The Company shall cause any successor to all or substantially all of its assets or business to assume this Agreement.

11.           Governing Law. This Agreement is being made and executed in and is intended to be performed in the State of Nevada, and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Nevada without regard to its conflict or choice of law rules.

12.           Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any part of this Agreement is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed reasonable.

13.           Notices. Any notice, request, claim, demand, document and other communication under this Agreement to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent, by telex, telecopy, facsimile transmission, or certified or registered mail, postage prepaid, as follows:

If to the Company, addressed to:
1 Xingqing Road, Cuiting Plaza, Suite 2201
Xi’an, Shaanxi Province
People’s Republic of China
Attn: Chief Executive Officer
Fax: + (86) 29-83280286

With a copy to (which shall not constitute notice):

LKP Global Law, LLP
1901 Avenue of the Stars, Suite 480
Los Angeles, California 90067
Attn: Kevin K. Leung, Esq.
Fax: (424) 239-1882

If to Executive, at the home address most recently communicated by Executive to the Company in writing;

or at any other address as any party shall have specified by notice in writing to the other parties in accordance herewith.

14.           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement. This Agreement shall not become enforceable until executed by the Company.

15.           Entire Agreement. The terms of this Agreement and the exhibits and attachments hereto are intended by the parties to be the final expression of their agreement with respect to the employment of Executive by the Company, may not be contradicted by evidence of any prior or contemporaneous agreement, and supersedes any and all prior agreements. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement or the exhibits and attachments hereto.

16.           Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and an independent director of the Company or by an arbitrator or court seeking to render enforceable through “judicial” modification an otherwise unenforceable provision. By an instrument in writing similarly executed, Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, so long as such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

17.           Arbitration. The Company and Executive agree to attempt to resolve any dispute between them quickly and fairly. Any dispute related to this Agreement which remains unresolved shall be resolved exclusively by final and binding arbitration conducted in Los Angeles, California, pursuant to the then-current rules of the American Arbitration Association with respect to employment disputes. The Company and Executive shall bear equally any and all costs of the arbitration process, and the non-prevailing party shall pay any attorneys’ fees incurred by the prevailing party with regard to such arbitration.

18.           No Inconsistent Actions; Cooperation.

(a)           The parties shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

(b)           Each of the parties shall cooperate and take such actions, and execute such other documents as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

19.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place if such assumption does not occur as a matter of law.

20.           Certain Definitions.

(a)           “Affiliate” means any entity in which the Company has a significant ownership interest as determined by the Committee.

(b)           “Base Salary” is defined in Section 3(a).

(c)           “Board” means the Board of Directors of the Company.

(d)           “Committee” means the Compensation Committee of the Board.

(e)           “Company Group” is defined in Section 7(a).

(f)           “Confidential Information” is defined in Section 7(a).

(g)           “Grant” is defined in Section 3(b).

(h)           “Grant Date” is defined in Section 3(b).

(i)   “Public Company” means any company with a class of securities registered pursuant to Section 12 of, or is subject to the requirements of Section 15(d) of, the Securities Exchange Act of 1934, as amended.

[Signatures follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ORIENT PETROLEUM AND ENERGY, INC.

By:	/s/ Anping Yao
Name: Anping Yao
Title: Chief Executive Officer and Chairman of the Board

EXECUTIVE

/s/ Steven Shixian Wang
Steven Shixian Wang